UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006
AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30733	41-1978822
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		Number)

10700 Bren Road West
Minnetonka, Minnesota		55343
(Address of Principal Executive Offices)		(Zip Code)
(952) 930-6000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Asset Purchase Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement
Asset Purchase Agreement
     On November 30, 2006, American Medical Systems Holdings, Inc. announced that Laserscope, a California corporation and a wholly-owned subsidiary of American Medical Systems, Inc. (a Delaware corporation and the registrant’s wholly-owned, primary operating subsidiary (“AMS”)), entered into an Asset Purchase Agreement, dated as of November 30, 2006, by and among Laserscope, AMS, and Iridex Corporation, a Delaware corporation (“Iridex”), providing for the sale of certain assets and the assumption of certain liabilities related to Laserscope’s aesthetics business (the “Asset Purchase Agreement”). Laserscope’s aesthetics business includes laser-based treatments for hair removal, leg veins, wrinkle removal, acne, sun damage, and skin rejuvenation.
     Pursuant to the Asset Purchase Agreement, and upon the terms and subject to the conditions thereof, Iridex will pay $28 million at closing, and up to an additional $9 million as determined by the book value of certain inventory following termination of a manufacturing transition period of approximately six to nine months. The initial $28 million paid at closing will be paid by delivery of $26 million immediately in available funds and $2 million in shares of Iridex common stock (and will be subject to certain post-closing adjustments). The Asset Purchase Agreement includes customary representations, warranties and covenants of Laserscope, AMS and Iridex.
     The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated into this report by reference. The Asset Purchase Agreement contains representations and warranties that the parties made to, and are solely for the benefit of, each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Asset Purchase Agreement and are modified by the disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Purchase Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated November 30, 2006, by and among American Medical Systems, Inc., Laserscope, and Iridex Corporation (Schedules and Exhibits have been omitted; however copies thereof will be furnished to the Securities and Exchange Commission upon request).

99.1	Press Release issued by American Medical Systems Holdings, Inc. dated November 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

	By:	/s/ Jill Burchill

Jill Burchill
Chief Financial Officer

December 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement dated November 30, 2006, by and among American Medical Systems, Inc., Laserscope, and Iridex Corporation (Schedules and Exhibits have been omitted; however, copies thereof will be furnished to the Securities and Exchange Commission upon request).

99.1	Press Release issued by American Medical Systems Holdings, Inc. dated November 30, 2006.